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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                               _________________


                                   FORM 8-K
                                CURRENT REPORT



                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


     Date of Report (Date of earliest event reported):  September 10, 2001



                               _________________


                                SERACARE, INC.
            (Exact name of registrant as specified in its charter)


                   Delaware                                   1-13977                        95-4343492
(State or other jurisdiction of incorporation)        (Commission File Number)            (I.R.S. Employer
                                                                                        Identification No.)


                            1925 Century Park East, Suite 1970, Los Angeles, CA                 90067
                                  (Address of principal executive offices)                   (Zip Code)


                             ____________________
      Registrant's telephone number, including area code: (310) 772-7777


                                      N/A
         (Former name or former address, if changed since last report)
                               _________________
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Item 5.    OTHER EVENTS

     SeraCare, Inc. and its wholly-owned subsidiary, SeraCare Life Sciences, Inc., announced today that the record date for the spin-off of SeraCare Life Sciences, Inc., has changed from September 13, 2001 to September 24, 2001. The change was effected in order to provide additional time to complete final documentation for the merger. As previously announced, SeraCare intends to spin-off its life sciences business to stockholders in connection with and immediately prior to the acquisition of SeraCare, Inc. by Probitas Pharma through a merger of SeraCare with an indirect, wholly-owned U.S. subsidiary of Probitas Pharma.

     If all conditions to the merger are satisfied, stockholders of record at the close of business on September 24, 2001 will receive two shares of SeraCare Life Sciences common stock for every five shares of SeraCare common stock they own as of the close of business on September 24, 2001.

     The text of the press release relating to the forgoing is attached hereto as Exhibit 99.1 and incorporated herein by reference.


Item 7. Financial Statements and Exhibits.

        (a) Financial statements of businesses acquired.

            Not applicable.

        (b) Pro forma financial information.

            Not applicable.

        (c) Exhibits.

            The following exhibits are filed as a part of this report:

Exhibit No. Description
----------- -----------

   99.1     Text of press release of SeraCare, Inc. issued September 10, 2001.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              SERACARE, INC.



                              By:  /s/  Jerry L. Burdick
                                   ---------------------
                                   Jerry L. Burdick
Date:  September 10, 2001          Executive Vice President
                                   and Chief Financial Officer
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                                 EXHIBIT INDEX

Exhibit No.  Description
-----------  -----------

   99.1      Text of press release of SeraCare, Inc. issued September 10, 2001.